                                                                    EXHIBIT 10.1

                                    FORM OF
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of _________________________ by and between _____________________, a resident of the State of Georgia (the "Executive") and PAB Bankshares, Inc., a bank holding company organized under the laws of the State of Georgia ("Bankshares").

                              W I T N E S S E T H:

     WHEREAS, the board of directors of Bankshares (the "Board of Directors") desires Bankshares to employ the Executive, and the Executive desires to be employed by Bankshares, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment. Bankshares hereby employs the Executive, and the Executive hereby accepts such employment, on the terms and conditions set forth in this Agreement. The Executive represents and warrants that he is not a signatory to, or otherwise bound by, any agreement that would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

     2. Term. Subject to the provisions of Sections 10 and 12 of this Agreement, the period of the Executive's employment under this Agreement (the "Term") shall commence as of ___________________ (the "Effective Date"), and shall continue for a period of 36 calendar months thereafter, and any extensions thereafter, unless the Executive dies before the end of such 36 months, in which case the period of employment shall continue until the end of the month of such death. The Term of this Agreement shall automatically be extended for an additional 12-full-calendar-month period, without further action by the parties, commencing on the first anniversary of the Effective Date of this Agreement and on each anniversary thereafter. No such automatic extension shall occur if either party, at least 90 days prior to any said anniversary, have served written notice upon the other of its intention that this Agreement shall not be so extended.

     3. Title, Office, Capacity, Duties and Responsibilities. The Executive hold the tile and office of, and shall serve in the capacity or capacities of, ________________, and shall have the duties and responsibilities set forth in Section A of Appendix I attached hereto and such other duties and
             ----------
responsibilities consistent therewith as may be determined from time to time by the Board of Directors. During the Term, the Executive shall devote his full time and best efforts during normal business hours to the business and affairs of Bankshares except for vacations and illness. Subject to his election or appointment as such, the Executive agrees to serve during the Term as a director or a member of any committee of the Board of Directors or the board of directors of any of Bankshares' affiliates.

     4. Place of Performance. The Executive shall be based and shall perform his duties at the offices of Bankshares set forth in Section B of Appendix I
                                                                  ----------
attached hereto.

     5.  Compensation.

     (a) Base Salary.  Subject to Section 10 of this Agreement, during the Term,
         -----------
the Executive shall receive from Bankshares the annual base salary set forth in Section C of Appendix I attached hereto, as in effect from time to time (the
             ----------
"Base Salary"). The Base Salary shall be payable in regular installments in accordance with the customary executive payroll practices of Bankshares. The Board of Directors shall review the Executive's Base Salary annually and the Board of Directors may adjust the Executive's Base Salary from year to year during the term of this Agreement. The annual compensation adjustment (regardless of form), will be determined after taking into account, among other things, changes in the cost of living, the Executive's performance and the performance of Bankshares. Any action or review by the Board of Directors may be delegated to an appropriate committee thereof.

     (b) Incentive Compensation.  In addition to the Base Salary and subject to
         ----------------------
Section 10 of this Agreement, with respect to each fiscal year of Bankshares during the Term, the Executive shall be eligible to earn incentive or bonus compensation (the "Bonus") as may be determined by the Board of Directors from time to time.

     6. Expenses. In accordance with the policies and procedures established by Bankshares from time to time for Bankshares' senior executive officers and upon presentation of expense statements or vouchers and such other information as Bankshares may reasonably require, during the Term, the Executive shall be entitled to receive from Bankshares prompt reimbursement for all reasonable travel and business expenses incurred by him.

     7.  Employee Benefits.

     (a) General.  The Executive shall be entitled to participate in all
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executive benefit plans, programs and arrangements of Bankshares now or hereafter made available to senior executives of Bankshares, as such plans, programs and arrangements may be in effect from time to time. Without limiting the foregoing, during the Term, the Executive shall enjoy the benefits described in Section D of Appendix I attached hereto. Without limitation of the
                ----------
Executive's rights under Sections 5(b) and 8 of this Agreement, the Compensation Committee of the Board of Directors or the Board of Directors may determine, from time to time, the extent to which the Executive shall have the right to participate in other bonus, incentive compensation, stock option or purchase plans. Bankshares shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or executive of Bankshares to the maximum extent permitted by law and the Articles of Incorporation and Bylaws of Bankshares, except in cases where such performance constitutes fraud, gross negligence, criminal conduct or a violation of any law, governmental regulation or course of dealing generally accepted in the banking industry. Bankshares shall maintain in full force and effect directors' and officers' liability insurance unless the Board of Directors determines that the cost of such insurance is not commercially reasonable when weighed against the nature of the coverage available.

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     (b) Vacations.  The Executive shall be entitled to annual vacations in
         ---------
accordance with Bankshares' vacation policies in effect from time to time for senior executives of Bankshares. The Executive shall also be entitled to all paid holidays and personal days given by Bankshares to its senior executives.

     8.  Stock Options.   The Executive shall be granted an option to purchase
______ shares of common stock, no par value per share, of Bankshares (the "Option"). The Option shall be exercisable in the manner and at the price established by Bankshares pursuant to the terms and provisions of a stock option agreement which shall set forth the terms particular to the Option. The terms and conditions of such stock option agreement shall be substantially similar to those provided to similarly situated officers of Bankshares' subsidiaries.

     9.  Restrictive Covenants and Confidentiality.

     (a) Non-Competition and Non-Solicitation.
         ------------------------------------

          (1) For a period commencing with the Effective Date and ending two years after the Executive is no longer employed for any reason by Bankshares or any affiliate of Bankshares (the "Restricted Period"), the Executive shall not, and shall not permit any person subject to his direction or control to, directly or indirectly, anywhere in the State of Georgia within 100 miles of the offices of Bankshares (the "Territory"), engage in the business of banking or the origination of commercial, real estate or consumer loans or, whether alone or in association with others, as principal, officer, agent, executive, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, rendering of services or otherwise, engage, influence, control, have an interest in or otherwise become actively involved with any business competitive with the business of Bankshares (collectively, the "Business of Bankshares"); provided,
                                                                     --------
however, that the ownership or control of capital stock or other securities of a
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bank or bank holding company, solely as a passive or minority investor, shall not be deemed to be a violation of this Section 9(a)(1).

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

          (2) During the Restricted Period, the Executive shall not, and shall not permit any of his respective affiliates, employees, agents or others under his control to, directly or indirectly, on their own behalf or on behalf of any other person, (i) call upon, accept business from, or solicit the business of (or attempt to do any of the foregoing) any customer of Bankshares or any other person who is, or who had been at any time during the preceding 12 months, a customer of Bankshares or any of its affiliates in the Territory, (ii) otherwise divert or attempt to divert any business from Bankshares or any of its affiliates operating in the Territory, (iii) interfere with the business relationships between Bankshares and any of its affiliates operating in the Territory, on the one hand, and any of its respective customers or others with whom they have business relationships, on the other hand, or (iv) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause, any person who is an employee of, or otherwise performing services for, Bankshares or any of its affiliates to terminate his or her employment or other relationship with Bankshares or such affiliate, hire any person who has left the employ of Bankshares or any of its affiliates during the preceding two years, or hire any person who is or has been an executive officer of Bankshares or any of its affiliates at any time.

          (3) The Executive shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by Bankshares in connection with any product or service, whether or not such use would be in an enterprise competitive with that of Bankshares or any affiliate of Bankshares.

     (b)  Confidential Information.
          ------------------------

          (1) The Executive acknowledges that in the course of his employment pursuant to this Agreement, he has had and is expected to continue to have extensive contact with customers of Bankshares and its affiliates, and to have knowledge of and access to trade secrets and other proprietary and confidential information of Bankshares and its affiliates, including, without limitation, the identity of customers, customers' addresses, suppliers and other persons with whom Bankshares and its affiliates have business relationships, technical information, knowhow, plans, specifications, and information relating to the financial condition, results of operations, employees, products, products under development, inventions, sources, leads or methods of obtaining new products or business, pricing formulae, methods or procedures, cost of services and marketing strategies of Bankshares or its affiliates or any other information relating to Bankshares or its affiliates that could reasonably be regarded as confidential or proprietary or which is not available to the public (collectively, the "Confidential Information"), and that such information, even to the extent it may be or have been developed or acquired by or through the efforts of the Executive, constitutes valuable, special and unique assets of Bankshares and its affiliates developed or acquired at great expense which are the exclusive property of Bankshares and its affiliates.

          (2) During the Restricted Period, the Executive agrees not to use, disclose or exploit, the Confidential Information for any reason other than to further the Business of Bankshares.

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          (3) Upon the termination of the Executive's employment with
Bankshares, the Executive shall promptly deliver to Bankshares all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to the Business of Bankshares, including without limitation any materials incorporating Confidential Information, which are in the possession or control of the Executive.

     (c) Continuing Obligations.  The Executive acknowledges that Bankshares
         ----------------------
would be irreparably harmed and that monetary damages would not provide an adequate remedy to it in the event the covenants contained in subsections (a) and (b) of this Section 9 were not complied with in accordance with their terms. Accordingly, the Executive agrees that any breach or threatened breach by him of any provision of subsections (a) and (b) of this Section 9 shall entitle Bankshares to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to it and it shall be entitled to receive from the Executive reimbursement for all attorneys' fees and expenses incurred by it in enforcing these provisions whether or not legal action is instituted by Bankshares. In addition to its other rights and remedies, Bankshares shall have the right to require the Executive to account for and pay over to it all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Executive from any action constituting a breach of subsection (a) or subsection
(b) of this Section 9. It is the desire and intent of the parties that the provisions of this Section 9 be enforced in full; provided, however, if any
                                                  --------  -------
provisions of this Section 9 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 9 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     (d) Modification of Restrictive Period.  In the event this Agreement is
         ----------------------------------
terminated either (i) by Bankshares at any time for any reason other than for Cause, as defined in Section 10 of this Agreement, or (ii) by the Executive for Good Reason, as defined in Section 10 of this Agreement, the term "Restrictive Period" as described in Section 9(a) of this Agreement shall terminate on the date all amounts otherwise payable to the Executive either have been paid to him or should have been paid to him pursuant to the terms of this Agreement.

     10. Termination. During the Term, employment, including without limitation, except as otherwise provided in this Section 10 and Section 12 of this Agreement, all compensation, salary, expense reimbursement, and the Executive's benefits may be terminated as follows:

     (a) At the election of Bankshares for Cause, or at the election of Bankshares, without Cause, for any reason, other than a breach by Bankshares as set forth in Section 10(b) below, by delivery of 30 days' written notice;

     (b) At the Executive's election for Good Reason or upon Bankshares' breach of any material provision of this Agreement.

     (c) As used herein, the term "Cause" shall mean the occurrence of one or more of the following: (i) a material breach by the Executive of any provision of this Agreement which breach is not cured to Bankshares' reasonable satisfaction within 10 days after written notice thereof, (ii) the Executive's gross negligence, willful misconduct or willful refusal or failure to perform in any material respect any of his duties or responsibilities under this Agreement or the Executive's willful failure to follow any lawful directive of the Board of Directors or the Executive's willful refusal or failure to furnish information concerning Bankshares' affairs which is reasonably requested by the Board of Directors, which does not cease to Bankshares' reasonable satisfaction within 10 days after written notice thereof, (iii) the Executive's conviction in any criminal proceeding; (iv) the Executive's misappropriation of assets or business opportunities of Bankshares; (v) the Executive's engaging in conduct that is materially injurious to Bankshares, including but not limited to such conduct which is in contravention of any federal or state employment law or regulation, (vi) a petition under Bankruptcy Code (Title 11 of the United
States Code) or any state insolvency law has been filed by or against the Executive, or any receiver or similar officer has been appointed by a court for the Executive's property; or (vii) any event, condition or circumstance which, pursuant to the provisions of federal law, renders the Executive unemployable by Bankshares in the position and with the duties described in Section 3 of this Agreement.

     (d) Upon the Executive's death, or, at the election of either party, upon the Executive's disability as determined in accordance with the standards and procedures under the Executive's then-current long-term disability insurance coverage provided by Bankshares, or, if such disability insurance coverage provided by Bankshares is not then in place, upon the Executive's disability resulting in an inability to perform the duties described in Section 3 of this Agreement for a period of 180 consecutive days.

     (e) At the Executive's election by delivery of 30 days written notice thereof for any reason other than as set forth in Section 10(b) of this Agreement.

     (f) The term "Good Reason" shall mean action taken by Bankshares which results in:

          (1) a material and adverse change in the Executive's status, offices or titles; or

          (2) a material reduction in the Base Salary and the Executive's benefits.

     (g) Provided there has not occurred a Change in Control as set forth in
Section 12 of this Agreement, if this Agreement is terminated either (i) by Bankshares at any time for any reason other than for Cause, (ii) by the Executive for Good Reason or (iii) upon Bankshares' breach of this Agreement, then Bankshares shall pay to the Executive, as the Executive's sole remedy hereunder, the compensation and benefits remaining under this Agreement, at a rate of no less than the Base Salary for the previous 12 months for a term equal to the greater of either (y) the remaining months of this Agreement or (z) 12 months, as if no termination occurred.

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

     (h) If the Agreement is terminated either for Cause or by the Executive pursuant to Section 10(e) of this Agreement, the Executive shall receive no further compensation or benefits, other than the Base Salary accrued through the date of such termination.

     11.  Notices.

     All notices provided for herein shall be in writing and shall be deemed to be given when delivered in person, by facsimile transmission, or mailed by registered or certified mail with proper postage prepaid and addressed as follows:

     Bankshares:      PAB Bankshares, Inc.
                      3102 North Oak Extension
                      Valdosta, Georgia 31602
                      Attn:   Chairman
                      912/241-2774 - FAX

     with a copy to:  Thompson Kurrie, Jr., Esquire
                      Coleman, Talley, Newbern, Kurrie, Preston & Holland
                      P. O Box 5437
                      Valdosta, Georgia 31603
                      912/333-0885 - FAX

     Executive:
                      --------------------
                      --------------------
                      --------------------

     12. Change in Control. None of the benefits provided in this Section 12 of this Agreement shall be payable to the Executive unless (i) there shall have been a Change in Control, as set forth in this Section 12 and (ii) the Executive is employed by Bankshares at such time.

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

     (a) A "Change in Control" shall be deemed to have occurred if (i) during the Term of this Agreement, individuals who at the beginning of such period constitute the board of directors of Bankshares (the "Beginning PAB Board") cease for any reason to constitute at least a majority thereof; provided that in making such determination, a director elected by, or on the recommendation of, the Beginning PAB Board shall be deemed to be a member of such Beginning PAB Board, excluding, for this purpose, any director whose assumption of office occurs as a result of an actual or threatened election contest, or proxy contest, with respect to the election or removal of directors; or, (ii) more than 50% of Bankshares' outstanding common stock, or the equivalent in voting power of any other class or classes of outstanding securities of Bankshares entitled vote in elections of directors, shall be acquired by any corporation, other person or group (the term "group" shall mean persons who act in concert as described in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended); or, (iii) Bankshares shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and (x) less than a majority of the outstanding voting shares of the parent or surviving corporation after such acquisition, merger or consolidation are owned immediately after such acquisition, merger or consolidation by the owners of voting shares of Bankshares immediately before such acquisition, merger or consolidation, or (y) a person or entity (excluding any corporation resulting from such business combination or any employee benefit plan or related trust of Bankshares or such resulting corporation) beneficially owns 25% or more of the combined voting power of the then-outstanding securities of such corporation, except to the extent that such ownership existed prior to the business combination, or (z) less than a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Bankshares Board of Directors at the time of the execution of the definitive agreement for such merger or consolidation; or, (iv) substantially all of the assets of Bankshares shall be sold to another entity, person or group, other than a sale to a wholly-owned subsidiary of Bankshares, regardless of the form of transaction.

     (b) In the event of a Change in Control and the Executive is employed by Bankshares at such time, the Executive shall be entitled for a period of 90 days after the date of the closing of the transaction effecting the Change in Control and at his election, to either (i) deliver written notice to Bankshares of the termination of this Agreement whereupon Bankshares shall continue to pay to the Executive his normal salary for six months after termination (with all other benefits or compensation, including incentive compensation, being terminated as of the date of the Executive's termination of this Agreement); or (ii) deliver written notice to Bankshares that he intends to remain in the employ of Bankshares and Bankshares shall, subject to the provisions of Section 12(c) of this Agreement, employ the Executive for the remainder of the Term, or 12 months, whichever is greater, performing the same duties that he was performing at the time of the effective date of the Change in Control and with the same title, compensation, benefits, and location. Any extension of employment under
Section 12(b)(ii) of this Agreement shall be deemed to be an extension of the Term of this Agreement, during which all of the provisions of this Agreement shall remain in effect.

     (c) Subject to the terms and conditions of this Agreement, the Executive shall receive the compensation set forth in Section 12(c)(1) of this Agreement in consideration for the services previously provided, or to be provided, on behalf of Bankshares as set forth herein.

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

          (1) If Bankshares terminates the Executive without Cause, or if Bankshares takes any action specified in Section 12(c)(2) of this Agreement during the Term of this Agreement, at any time following the execution of the definitive agreement relating to (but before the occurrence of) a Change of Control, or at any time following the occurence of a Change of Control, (the "Termination of Employment"), Bankshares shall pay to the Executive a lump sum cash payment in an amount equal to the product of 2 and 11/12 multiplied by the Executive's annual compensation from Bankshares, including salary, bonuses, all perquisites, and all other forms of compensation paid to the Executive for his benefit or the benefit of his family, however characterized, for the fiscal year during the term of this Agreement for which such compensation was highest (the "Executive's Annual Salary"). The payment provided for in this Section 12(c)(1) shall be due and payable to the Executive within 30 days after the date the Termination of Employment.

          (2) If Bankshares takes any of the following actions during the following 12 months (such action being deemed to be a termination without Cause): (i) a reduction in the Executive's salary, bonus provisions or other perquisites as were in effect immediately prior to the time period contemplated in Section 12(c)(1) regarding a Change in Control; (ii) a material change in the Executive's status, offices, or titles with Bankshares as were in effect on the effective date of this Agreement, (iii) the failure by Bankshares to increase the Executive's salary annually in accordance with an established procedure,
(iv) Bankshares' requirement that the Executive relocate more than 50 miles from the offices of Bankshares at the location set forth in Section B of Appendix I attached hereto, or (v) the termination of this Agreement by the Executive pursuant to Section 10(b) hereof. In any such event, the Executive shall be entitled to receive all payments provided for in Section 12(c)(1) of this Agreement.

     (d) Notwithstanding any other provision of this Section 12 of this Agreement, in no event shall Bankshares pay or be obligated to pay the Executive an amount which would be an Excess Parachute Payment. The term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by Bankshares' independent accountants and acceptable to the Executive. If it is established pursuant to a final determination of a court or an Internal Revenue Service administrative appeals proceeding that, notwithstanding the good faith of Executive and Bankshares in applying the terms of this Section 12 of this Agreement, a payment (or portion thereof is made is an Excess Parachute Payment, then, except as hereafter provided, the Executive shall have the obligation to repay Bankshares upon demand an amount equal to the minimum amount (but without interest) necessary to insure that no payments made or to be made by Bankshares pursuant to this Section 12 of this Agreement is an Excess Parachute Payment; provided, however, that if, in the opinion of tax counsel selected by Bankshares' independent accountants and acceptable to the Executive, such payment will not ensure than no Excess Parachute Payment would be made hereunder, then (i) no such repayment obligation will exist and (2) Bankshares shall pay to the Executive an additional amount in cash equal to the amount necessary to cause the amount of the aggregate after tax cash compensation and benefits otherwise receivable by the Executive to be equal to the aggregate after tax compensation and benefits he would have received, as if Sections 280G and 4999 of the Code had not been enacted.

     13.  Resolution of Disputes; Arbitration.

     (a) Except as contemplated in Section 9 of this Agreement, Bankshares and the Executive shall use their best efforts to resolve any dispute, controversy or claim between them with respect to any matter related to or arising out of this Agreement (each, a "Dispute") through negotiation. Such negotiation shall begin immediately after a party has delivered to the other party a written request for such negotiation. If within 60 days following the date on which such notice is given, the parties fail to resolve the dispute through such negotiations, then either party may initiate an arbitration proceeding in accordance with this Section 13.

     (b) Subject to Section 13(a), any Dispute shall be referred to and finally resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA and the provisions of this Section 13, before a single arbitrator to be appointed by the mutual consent of Bankshares and the Executive. In the event that the parties cannot agree on an arbitrator, the parties agree that the AAA shall designate an arbitrator. The arbitration proceedings shall be held in Valdosta, Georgia.

     (c) The arbitrator shall decide the Dispute in accordance with this Agreement and, except to the extent preempted by federal law, the laws of the State of Georgia applicable to agreements made and to be performed entirely in such State. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

     (d) Prior to the appointment of the arbitrator, Bankshares or the Executive may take provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrator, the arbitrator shall have sole authority to grant such provisional remedies as the arbitrator, in its sole discretion, deems necessary and appropriate.

     (e) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and of the arbitration proceeding, and the witness and attorneys' fees of the parties, or any part thereof, against either Bankshares or the Executive or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award and as provided in the next succeeding sentence, Bankshares and the Executive shall each bear their own costs in connection with the arbitration proceeding, and shall each bear 50% of the fees and expenses of the arbitrator.

     14.  Miscellaneous.

     (a) Modification, Waiver, etc.  No provision of this Agreement may be
         -------------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and a duly authorized officer of Bankshares or PAB. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (b) Withholding Taxes.  Bankshares may withhold from amounts payable under
         -----------------
this Agreement such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and Bankshares shall be authorized to take such action as may be necessary in the opinion of Bankshares' counsel (including, without limitation, withholding from amounts from any compensation or other amount owing from Bankshares to the Executive) to satisfy all obligations for the payment of such taxes.

     (c) Continuation of Employment.  Unless the parties otherwise agree in
         --------------------------
writing, continuation of Executive's employment with Bankshares beyond the expiration of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement, and Executive's employment may thereafter be terminated at will be Executive or Bankshares without further obligation of either party hereunder.

     (d) Governing Law.  Except to the extent preempted by federal law, the
         -------------
validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely in such State.

     (e) Assignment.  This Agreement is a personal contract, and the rights and
         ----------
interests of the Executive hereunder may not be sold, transferred, assigned, pledged, hypothecated or delegated. This Agreement shall be binding upon and inure to the benefit of any successors or assigns of Bankshares.

     (f) Severability of Invalid or Unenforceable Provisions.  The invalidity or
         ---------------------------------------------------
unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (g) Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

     (h) Entire Agreement.  This Agreement, together with Appendix I, sets forth
         ----------------
the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, understandings, promises, covenants, arrangements and communications, both oral or written, among the parties hereto in respect of the subject matter contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                              "Executive"

                              -------------------------------------


                              "Bankshares"

                              PAB Bankshares, Inc.

                              -------------------------------------
                              R. Bradford Burnette
                              Chairman

                      Appendix I to Employment Agreement
                  by and between _______________________ and
               PAB Bankshares, Inc. (the "Employment Agreement")


     Capitalized terms used herein and not defined shall have the meanings set forth in the Employment Agreement.


     A.  Capacity, Duties and Responsibilities.
         -------------------------------------


     B.  Place of Performance.
         --------------------


     C.  Compensation.
         ------------

          Annual Base Salary:    $________________

          Bonus:  As may be determined by the Board of Directors.

     D.  Benefits.
         --------

                                    SCHEDULE
                                    --------

     Pursuant to Rule 12b-31 of the Securities Exchange Act of 1934, as amended, this Schedule sets forth a summary of the material terms of employment agreements in which (i) PAB Bankshares, Inc. (the "Company") and any director or named executive officer of the Company participate and (ii) the Company and any other executive officer of the Company participate unless immaterial in amount and significance.

                                                                                                       CHANGE IN CONTROL
          NAME                    EMPLOYER               TITLE          SALARY         SEVERANCE        SEVERANCE AMOUNT
-------------------------------------------------------------------------------------------------------------------------
R. Bradford Burnette      PAB Bankshares, Inc.       President and       $201,300      12 months             2 11/12
                                                     Chief
                                                     Executive
                                                     Officer
-------------------------------------------------------------------------------------------------------------------------
Michael E. Ricketson      PAB Bankshares, Inc.       Chief               $140,000      12 months             2 11/12
                                                     Financial
                                                     Officer
-------------------------------------------------------------------------------------------------------------------------
C. Larry Wilkinson        PAB Bankshares, Inc.       Executive           $131,758      12 months             2 11/12
                                                     Vice President
-------------------------------------------------------------------------------------------------------------------------
William S. Cowart         The Park Avenue Bank       President and       $125,814      12 months             2 11/12
                                                     Chief
                                                     Executive
                                                     Officer
-------------------------------------------------------------------------------------------------------------------------
Tracy A. Dixon            First Community Bank of    Chief               $110,000      12 months             2 11/12
                          Southwest Georgia          Executive
                                                     Officer
-------------------------------------------------------------------------------------------------------------------------
Alvin R. Tuten, Jr.       Baxley Federal Savings     President and       $ 90,520      12 months             2 11/12
                          Bank                       Chief
                                                     Executive
                                                     Officer
-------------------------------------------------------------------------------------------------------------------------

                                       2